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                                                                  EXHIBIT 10.21


                        RIGHT OF FIRST REFUSAL AGREEMENT
                        --------------------------------

         THIS RIGHT OF FIRST REFUSAL AGREEMENT ("Agreement") is made and executed this 28th day of September, 1998, by and between 257 OXON, LLC ("Oxon") and CORPORATE OFFICE PROPERTIES, L.P., its permitted successor and assigns ("COPLP").

                                    RECITALS
                                    --------

         Oxon is the owner of those two condominium units ("Property") described more specifically in Exhibit "A" attached hereto and by this reference made a part hereof. These condominium units are located in the Constellation Centre Condominium in Prince George's County, Maryland. Oxon is desirous of selling the Property and/or either of the units comprising same and will be engaged in marketing same. COPLP may at some time be interested in purchasing the Property or either of the units comprising same and is accordingly desirous of obtaining first refusal rights with regard to the Property.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy of which is acknowledged, Oxon grants to COPLP for the term as herein described a right of first refusal on the Property on the terms and conditions as set forth and provided for herein, namely:

         1. Term. The term of this Agreement shall commence as of the date hereof and shall expire on that date which is two (2) years following ("Term").

         2. Right to Inspect. From and after execution of this Agreement by both Oxon and COPLP, COPLP and COPLP's consultants shall have the right to enter upon the Property and conduct, at COPLP's sole expense, any engineering tests, development and land use studies, environmental analysis, soil tests, topographical and other surveys, wetlands and flood plain delineations, and other surveys, tests and studies (collectively, "Site Investigations") as COPLP deems necessary. COPLP shall give Oxon at least one (1) day's notice of its desire to enter the Property to inspect and COPLP shall coordinate the scheduling of such inspection with Seller, taking into account any work Seller may be performing on the Property. All lands, trees, shrubs, grass and field areas shall be restored as closely as possible to their pre-test condition. COPLP and its consultants shall enter and test the Property at their own risk; and COPLP and/or its consultants shall carry adequate commercial general liability insurance of not less than $1,000,000 combined single limit naming Oxon as an additional insured. COPLP and/or its consultants shall provide Oxon with a certificate evidencing such insurance promptly upon request. Further, COPLP shall indemnify and save Oxon harmless from any and all suits, claims of injuries and judgments, and reasonable attorneys' fees, in any way arising out of such entry and testing of the Property, which indemnification and obligation to hold Oxon harmless shall survive any termination of this Agreement.


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         3.       Right of First Refusal. Oxon hereby agrees that during the
Term of this Agreement, if it receives a bona fide third-party expression of intent to purchase the Property and/or either unit within same or if it receives an offer to purchase the limited liability company interests of Oxon which Oxon desires to accept, Oxon shall first offer COPLP the opportunity to purchase the Property or portion thereof or LLC interest at the same price and upon the same terms and conditions as are provided in the expression of intent in accordance with the following procedure:

                  (a) Oxon shall cause the expression of intent to be reduced to writing, which writing may take the form of a letter of understanding, term sheet or other expression of interest which includes price and, in the opinion of counsel for the Oxon, sufficient other terms and conditions to describe the proposed transaction (the "Offer"). Oxon shall notify COPLP, in writing, of its desire to accept the Offer (the "Initial Notice"). The Initial Notice shall set forth the parcel or portion of the Property subject to the Offer and such other material terms and conditions of the Offer as are reasonable for COPLP to analyze the Offer, and shall be accompanied by a copy of the Offer.

                  (b) COPLP shall have the right, exercisable upon written notice to Oxon within fifteen (15) days after COPLP's receipt of the Initial Notice, to accept or reject the offer contained in the Initial Notice. If by its reply COPLP accepts the Offer of Oxon, such reply notice shall be accompanied by the deposit specified in the Offer, if any, and shall constitute an agreement binding on Oxon and COPLP to sell and purchase the Property or portion thereof or LLC interest, at the price and upon the terms and conditions stated in the Initial Notice.

                  (c) If COPLP does not unconditionally accept the Offer of Oxon contained in the Initial Notice within such fifteen (15) day period or does not respond to the Initial Notice within such fifteen (15) day period, time being of the essence, then Oxon shall have the right to sell the Property or portion of same or LLC interest in accordance with the terms and conditions specified in the Offer free and clear of COPLP's rights hereunder. If the contemplated sale is not completed by the date set forth in the Offer, in accordance with the terms of the Offer COPLP's right of first refusal shall be reinstated and Oxon shall be required to again comply with the terms of this Agreement.

                  (d) The Property consists of two separate condominium units. The right of first refusal as herein granted and described shall apply to the Property as a whole and each unit within same as Oxon may desire to sell and on which it receives an expression of intent to purchase. If the right of first refusal shall be exercised on only a portion of the Property, same shall remain in effect as to the balance of the Property for the Term hereof.

                  (e) In the event Oxon does not consummate the sale of the Property or any portion thereof or LLC interest subject to an Offer for any reason, after COPLP shall have not exercised its right of first refusal on same, then in that event the right of first refusal shall be reinstituted and Oxon shall for the continuing Term not sell the Property or portion thereof or LLC interest without first reoffering same to COPLP pursuant to subparagraph (a),
(b) and (c) above.


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                  (f) COPLP shall have the right to assign this Agreement in whole or in part without the consent of Oxon (i) to any entity controlled by, controlling, or under common control with COPLP or Corporate Office Properties Trust (where control shall mean owning directly or indirectly fifty percent (50%) or more of the voting stock or voting interest of such entity), (ii) to any person or entity designated by COPLP as purchaser of the Property or any portion thereof (with respect to such portion only) after COPLP has exercised its right of first refusal with respect thereto, but provided that Buyer shall remain liable hereunder, or (iii) to any successor entity of Buyer resulting from the acquisition of Buyer by such entity or a merger of Buyer where such successor entity is the surviving entity. COPLP shall not have any other right to assign this Agreement in whole or in part without the prior written consent of Oxon, which consent shall not be unreasonably withheld or delayed.

         4. Oxon's Warranties and Representations. Oxon warrants, represents and covenants to COPLP that the following items are true in all material respects and shall be deemed to have been restated at the time(s) of COPLP's exercise of its rights hereunder and at the time(s) of closing(s) on the sale of the Property or either unit comprising same, namely:

                  (a) Oxon is the fee simple owner of the entire Property and each legally separate unit of same, and has not entered into any contract of sale, option agreement, right of first refusal or other agreement for the sale of any part of the Property; and

                  (b) Oxon has full power and authority to execute, deliver and perform this Agreement in accordance with its terms; and

                  (c) To Oxon's knowledge, as of the date of this Agreement, the Property is generally zoned to permit its use for office and retail purposes and Oxon shall not join in or consent to any change in the zoning of the Property which would prohibit its use for office and retail purposes.

                  (d) To Oxon's knowledge, there are no underground storage tanks on the Property.

                  (e) To its knowledge, Oxon has not used, generated, stored or disposed, and from and after the date of this Agreement, except to the extent consistent with current real estate industry practices for such type of property, consistent with use of the Property for office and retail purposes, and permitted under governmental regulations, will not use, generate, store or dispose, on, under or about the Property any hazardous waste, toxic substance or related materials or any friable asbestos or substance containing asbestos.

         5.       Miscellaneous.
                  -------------

                  (a) Oxon and COPLP warrant that, in connection with this Agreement, they have dealt with no broker, agent or other party who may be entitled to a commission or finder's fee, and each party agrees to indemnify the other from any claims or damages, including


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reasonable attorneys' fees, that the other may incur as a result of the violation of this warranty, which warranty and indemnification shall survive settlement and any termination of this Agreement.

                  (b) Any written notices required under the terms of this Agreement shall be sent by Federal Express Delivery or other national overnight delivery service and addressed as follows:

                                    To Oxon:

                              257 Oxon LLC
                              c/o Constellation Properties, Inc.
                              250 West Pratt Street, 23rd Floor
                              Baltimore, MD 21201
                              Attention: Secretary

                                       and

                              8815 Centre Park Drive, Suite 100
                              Columbia, MD  21045
                              Attention:  Managing Director, CREI

                                    To COPLP:

                              Corporate Office Properties, L.P.
                              401 City Avenue, Suite 615
                              Bala Cynwyd, PA 19004
                              Attention: Clay W. Hamlin, III

                                 with copies to:

                              F. Michael Wysocki, Esquire
                              Saul, Ewing, Remick & Saul LLP
                              Center Square West
                              1500 Market Street - 38th Floor
                              Philadelphia, PA   19102

Any party hereto may change its notice address by giving notice of such change in accordance with this paragraph. Notice shall be deemed to have occurred upon actual delivery.

                  (c) Time shall be of the essence of this Agreement.

                  (d) If the last day of any time period specified herein, falls on a Saturday, Sunday or holiday, the period for the required action shall be extended until 5:00 PM on the next business day.


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                  (e) This Agreement contains the final and entire agreement between the parties thereto, and neither party shall be bound by any term, condition, statement or representation not herein contained. The Agreement may not be modified or changed orally, buy only by agreement in writing, signed by the party against whom enforcement of any change is sought.

                  (f) The Agreement shall be governed by the laws of the State of Maryland. The titles of the paragraphs are inserted as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

                  (f) Upon any expiration or termination of this Agreement and the right of first refusal contained herein, each party hereto shall promptly execute such instruments in recordable form as any party hereto may reasonably require to confirm such expiration or termination. This Agreement may be recorded by either party hereto.

                  (g) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

                  [Remainder of Page Intentionally Left Blank]






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         IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed by its duly authorized representative on the day and year first above written.

                                257 OXON, LLC

                                By: Constellation Properties, Inc., General Partner


                                By:____________________________________
                                         Dan R. Skowronski, Secretary

                                CORPORATE OFFICE PROPERTIES, L.P.

                                By:      Corporate Office Properties Trust,
                                               Its sole general partner


                                By:____________________________________
                                         Clay W. Hamlin, III
                                         President and Chief Executive Officer


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                                   EXHIBIT "A"

                           Description of the Property
                           ---------------------------


Unit 2 and Unit 7 in the Constellation Centre Condominium, as shown on the plat entitled "Amended Plat of Constellation Centre Condominium, 12th Election District, Prince George's County, Maryland", prepared by Greenman-Pedersen Inc. and recorded among the Land Records of Prince George's County in Plat Book V.J. 174, Plat No. 5.